EXHIBIT 99.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2007

INTEGRATIVE HEALTH TECHNOLOGIES, INC.
(FKA Senticore, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

814-0069
(Commission File Number)

11-3504866
(I.R.S. Employer Identification No.)

4940 Broadway, Suite 201
San Antonio, TX 78209
(Address of Principal Executive Offices, including Zip Code)

(210) 824.4416
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Integrative Health Technologies, Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 OTHER EVENTS

On February 11, 2005, the Registrant filed Form N-54 in which it elected to become a Business Development Corporation (“BDC”) under the Investment Company Act of 1940.

The Registrant believed that this election was valid and reported that it was a BDC. However, the Registrant reported in a Form 8-K filed on February 21, 2007 that it had discovered an irregularity in the filing of the N-54, and that it had concluded, as a result, that it was not and had never been a BDC.

Since February 21, 2007, representatives of the Registrant have been in discussion with representatives of the SEC. It is the view of the SEC that the Registrant’s election to become a BDC was a valid election, and that the Registrant remains a BDC despite the statements to the contrary contained in the February 21, 2007 Form 8-K.

The Registrant has decided that it would be in the best interests of the Company and its shareholders to render the issue moot by filing a notice of withdrawal of its BDC election under s.54(c) of the Investment Company Act. The Registrant has already filed a preliminary Form 14-C reporting that the decision to withdraw the election has been approved by the Registrant’s Board of Directors and shareholders and will forthwith file a Definitive 14-C notifying the SEC and its shareholders of the withdrawal of its BDC status.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATIVE HEALTH TECHNOLOGIES, INC.

By: /s/ Gilbert R. Kaats, Ph.D.
Gilbert R. Kaats, Ph.D.
Chairman, President and Chief Executive Officer

Date: November 19, 2007

EXHIBIT “A”

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM N-54C

NOTIFICATION OF WITHDRAWAL OF ELECTION TO BE SUBJECT TO
SECTIONS 55 THROUGH65 OF THE INVESTMENT COMPANY ACT OF 1940
FILED PURSUANT TO SECTION 54(C) OF THEINVESTMENT COMPANY ACT OF 1940

The undersigned business development company hereby notifies the Securities and Exchange Commission that it withdraws its election to be subject to sections 55 through 65 of the Investment Company Act of 1940 (the "Act"), pursuant to the provisions of section 54(c) of the Act, and in connection with such notice of withdrawal of election submits the following information:

Name:  Integrative Health Technologies, Inc.
Address of Principal Business Office:  4940 Broadway, Suite 202, San Antonio, TX 78209
Telephone Number (including area code):  (210) 824-4200
File Number under the Securities Exchange Act of 1934:  814-00699

In addition to completing the cover page, a company withdrawing its election under Section 54(a) of the Act must state one of the following bases for filing the notification of withdrawal:

A.
The company has never made a public offering of its securities; does not have more than 100 security holders for purposes of section 3(c)(1) of the Act and the rules thereunder; and does not propose to make a public offering.

B.
The company (1) has distributed substantially all of its assets to its security holders and has effected, or is in the process of effecting, a winding-up of its affairs, and (2) is not liquidating as part of a merger.

C.
The company has (1) sold substantially all of its assets to another company; or (2) merged into or consolidated with another company. Give the name of the other company and state whether the other company is a registered investment company, a company excluded from the definition of an investment company by section 3(c)(1) of the Act, a business development company, or none of the above.

D.
The company has changed the nature of its business so as to cease to be a business development company, and such change was authorized by the vote of a majority of its outstanding voting securities or partnership interests.

E.	The company has filed a notice of registration under Section 8 of the Act. State the filing date of the Company's notice of registration (Form N-8A) under the Act.
F.	Other. Explain the circumstances surrounding the withdrawal of election.

The inherent generic difficulties and costs associated with being a BDC and lack of any perceived advantages led the Board of Directors to authorize the withdrawal of this election.

Holders of shares of common stock of the Company representing in excess of eighty five and two-tenths percent (85.2%) of the 40,552,397 validly issued shares of the Company, signed the Action By Written Consent in favor of the change. There were no votes cast against the decision to cease being a business development company. A Definitive Information Statement on Schedule 14C was filed by the Company with the Commission on Apr 5, 2007 in connection with the decision, and was mailed to shareholders on that date.

SIGNATURE: Pursuant to the requirements of the Act, the undersigned company has caused this notification of withdrawal of election to be subject to sections 55 through 65 of the Act to be duly signed on its behalf in San Antonio, TX on May 7, 2007.

INTEGRATIVE HEALTH TECHNOLOGIES, INC.

By:	/s/ Gilbert R. Kaats
Gilbert R. Kaats,
Chairman, President, Chief Executive Officer

Attest:	/s/ Gilbert R. Kaats
Gilbert R. Kaats,
Chief Financial Officer